UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

Clone Algo Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54083	27-3183663
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3225 McLeod Drive, Las Vegas, NV 89121
(Address of principal executive office)

702-563-1600
(Registrant's telephone number, including area code)

1 Changi North Street 1, Singapore 489789
 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02     Unregistered Sales of Equity Securities.

On May 16, 2014, Clone Algo Inc. (the “Company”) sold 2,437,500 shares of its common stock (the “Shares”) to 10 foreign investors (each a “Purchaser”) at a price per share of $8.00 for an aggregate offering price of $19,500,000.   As of the date of this Current Report on Form 8-K (the “Report”), these 2,437,500 shares are divided as follows: (a) the subscription documents were completed and the money was paid for 22,050 shares for total proceeds of $176,400; and (b) the subscription documents were completed for 2,415,450 shares, however, the $19,323,600 owed for these shares has not yet been received.

The sale and the issuance of the Shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”) and/or Regulation S promulgated under the Securities Act (“Regulation S”).  We made this determination based on the representations of each Purchaser which included, in pertinent part, that each such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (c) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S and upon such further representations from each Purchaser that (i) such Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 21, 2014, Mr. Niraj Goel submitted to the Company a resignation letter pursuant to which he resigned from his position as President, Chief Executive Officer, and Chief Financial Officer of the Company.  The resignation of Mr. Goel was not a result of any disagreements relating to the Company’s operations, policies or practices.

On May 21, 2014, by a consent to action without meeting by unanimous consent of the board of directors of the Company (the “Board”), the Board unanimously appointed Mr. Goel as the Non-Executive Chairman of the Board.

On May 21, 2014, by a consent to action without meeting by unanimous consent of the Board, the Board accepted the resignation of Mr. Goel and appointed Nitin Damodaran to serve as the Chief Executive Officer and Interim Chief Financial Officer of the Company.  The Board also appointed Olena Bystrova as the Chief Operating Officer of the Company.  Each officer will serve until their death, their resignation or removal from office, or the election and qualification of their successor, whichever occurs first.

Nitin Damodaran, 39, has been a Director of Private Banking for the Singapore branch of Emirates NBD since February 2013.  In this capacity he has managed assets in excess of $43 million.  From December 2006 through January 2013, Mr. Damodaran worked in the Wealth Management Department of Citibank in Singapore, in which capacity he managed assets in excess of $100 million.  Mr. Damodaran has a diploma in Hotel Management, a Master of Science in Ecology & Environment, and has taken courses in management development.

Olena Bystrova, 29, has been a Director and a business development executive for Tradeology Ltd., a Singapore company that specializes in algorithmic high frequency trading, since August 2012.  From August 2011 to July 2012, Ms. Bystrova was Financial Adviser at Globaleye Pte. Ltd, in Singapore.  From July 2010 to November 2011, Ms. Bystrova was a Wealth Manager and Insurance Adviser for Manulife Financial in Singapore.  From September 2008 to July 2009, Ms. Bystrova was a property administrator in Vancouver, Canada.  Ms. Bystrova holds a Bachelor’s degree in accounting and audit, an advanced diploma in Business Administration, and is licenses by the Monetary Authority of Singapore as a Financial Adviser.

Family Relationships

There are no family relationships between and among Nitin Damodaran, Olena Bystrova, and any previous officers or directors of the Company.

Related Party Transactions

With regard to each of Nitin Damodaran and Olena Bystrova, there are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements with Officers

The Company owns 65% of Clone Algo Pte Ltd, a Singapore company (the “Singapore Subsidiary”).  Mr. Goel owns the other 35% of the Singapore Subsidiary.  We have, through our Singapore Subsidiary, an Employment Agreement with Mr. Damodaran pursuant to which he is paid 11,000 Singapore Dollars per month.

The foregoing description of the terms of the Employment Agreement with Mr. Damodaran is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

The Company has not entered into any material plan, contract or arrangement (whether or not written) to which Ms. Bystrova is a party in connection with her appointments as an officer.

On May 21, 2014, by a consent to action without meeting by unanimous consent of the Board, the Board unanimously appointed Mr. Damodaran, Ms. Bystrova, Pily Wong, and Paul Kuoch (the “New Directors”) as members of the Board, for a total of five members of the Board.  Each of the New Directors will hold office until their successors shall have been duly elected and qualified.

The Board has determined that each of Messrs. Wong and Kuoch meet the definition of “independent director” of the NASDAQ Stock Market.

Biographical information for Mr. Damodaran and Ms. Bystrova can be found earlier in this Report.

Mr. Damodaran’s qualifications to serve on our Board include his many years of experience in wealth management.

Ms. Bystrova’s qualifications to serve on our Board include her experience in an algorithm technology company, her experience as a financial adviser, as well as her education in accounting and audit.

Pily Wong, 39, has been Chief Executive Officer of Hung Hiep (Cambodia) Co., Ltd. since 2002.  As CEO, Mr. Wong has expanded Hung Hiep’s distribution of German-made automobiles.  Since 2005, Mr. Wong has been a Supervisory Board Member of the French-Cambodian Chamber of Commerce.  Since 2008, Mr. Wong has been a Governor on the American Business Council in Cambodia.  Mr. Wong has Bachelor’s degrees in both computer science and business administration.

Mr. Wong’s qualifications to serve on our Board include his experience as CEO of a consumer-facing company, his involvement in the promotion of the business sector, and his educational background in computers and business.

Paul Kuoch, 47, serves as the Secretary of State and Advisor to the First Vice President of the Senate in Cambodia.  His Excellency Mr. Kuoch has more than ten years of experience in planning, developing and implementing economic policies in Cambodia and has a successful career in product marketing, promotions, public relations, project and communications management.  Since 2010, His Excellency Mr. Kuoch has served as a Director of Dragon Holdings AG, a technology company traded on the Börse Berlin’s Open Market.

His Excellency Mr. Kuoch’s qualifications to serve on our Board include his management experience in government as well as his directorship of a technology company.

Arrangements or Understandings with Directors

As of the date of this Report, there has not been any arrangement or understanding between and among any of the New Directors and any other person, pursuant to which any of the New Directors were selected as members of the Board.

Family Relationships

There are no family relationships between and among any of the New Directors, and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

Through our Singapore Subsidiary, we have a Directors Agreement with Mr. Goel pursuant to which he is paid 20,000 Singapore Dollars per month.

The foregoing description of the terms of the Directors Agreement with Mr. Goel is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.2 to this Report, which is incorporated by reference herein.

The Company has Directors Agreements with each of Messrs. Wong and Kuoch pursuant to which they are each paid $5,000 per year.

The foregoing description of the terms of the Directors Agreements with each of Messrs. Wong and Kuoch is qualified in its entirety by reference to the provisions of the agreements filed as, respectively, Exhibit 10.3 and 10.4 to this Report, which is incorporated by reference herein.

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which Ms. Bystrova is a party in connection with her appointments as a member of the Board.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:  The following exhibits are filed as part of this Report:

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, by and between Clone Algo Pte. Ltd. and Mr. Nitin Damodaran, dated May 20, 2014.
Exhibit 10.2	Directors Agreement, by and between Clone Algo Pte. Ltd. and Mr. Niraj Goel, dated March 1, 2014.
Exhibit 10.3	Directors Agreement, by and between Clone Algo Inc. and Mr. Pily Wong, dated May 20, 2014.
Exhibit 10.4	Directors Agreement, by and between Clone Algo Inc. and Mr. Paul Kuoch, dated May 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLONE ALGO INC.

Date: May 21, 2014	By:	/s/ Nitin Damodaran
Nitin Damodaran
Chief Executive Officer